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                                                                    EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 10th day of April, 1995 by and between Bay View Federal Bank (the "Bank"), a Federal Savings Bank, and John N. Buckley (the "Employee").

                                R E C I T A L S:

     A. The parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between the Bank and the Employee.

     B. The Board of Directors of the Bank (or "Board") believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank, and has approved and authorized the execution by the Bank of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, the parties hereto agree as follows:

     1.  Executive's Title, Duty, Authority and Time Commitment.
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     a.  Title.  The Employee's position and title with the Bank shall be that
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of Senior Vice President and Credit Administrator.

     b.  Duties and Authority.  The Employee's duties and authority shall be
         --------------------
consistent with those of a Senior Vice President and Credit Administrator. The Employee shall render such administrative and management services to the Bank as are customarily performed by persons employed in the savings bank industry in a similar executive capacity. In addition, the Employee shall perform such other duties as the Board, or its authorized representative, may from time to time require. All duties performed by the Employee hereunder shall be in accordance with such reasonable standards as are established from time to time by the Board, or its authorized representative, and performance evaluations shall be conducted by or under the direction of the Board and reviewed with the Employee annually.

     c.  Time Commitment.  During the "Term of this Agreement", as defined in
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Section 5 of this Agreement, unless the Employee has obtained the prior written consent of the Board, or its authorized representative,

     (1) The Employee shall render his or her full productive time and services to the Bank, keeping normal business
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hours, but is authorized to engage in such savings and loan trade association and related activities during normal business hours which, in his or her judgment, with the concurrence of his or her immediate supervisor, are in the business interests of the Bank; and

     (2) The Employee shall not render personal services to any other person or entity for compensation, either as an employee, consultant, director or officer, but shall remain free to engage in community, charitable, political and personal pursuits which do not interfere with his performance under this Agreement.

     2.  Compensation.  The Bank agrees to pay the Employee during the Term of
         ------------
this Agreement a salary as follows: salary of $112,152.00 per annum, with the salary to be reviewed on July 1, 1995, and annually on each July 1st thereafter during the Term of this Agreement. Salary increases are not guaranteed or automatic. The salary provided for in this Agreement shall be payable semi-monthly in accordance with the practices of the Bank.

     3.  Discretionary Bonuses.  The Employee may be entitled to participation
         ---------------------
in discretionary bonuses and incentive payments to the extent authorized and declared by the Board or its authorized representative.

     4.  Additional Benefits.
         -------------------

     a.  Participation in Employee Benefit Plans.  The Employee shall be
         ---------------------------------------
entitled to participate in any plan of the Bank, as such plan may from time to time provide, relating to stock options, stock purchases, pension, thrift, deferred profit-sharing, group insurance coverage, education or other retirement or supplemental employee benefits that the Bank may adopt for the benefit of its employees.

     b.  Fringe Benefits.  The Employee shall be entitled to participate in any
         ---------------
other program which may be or become applicable to the Bank's executive employees, as such program may from time to time provide including a reasonable expense account, the payment of reasonable expenses for attending educational seminars and annual and periodic meetings of trade associations, and other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

     5.  Term.
         ----

     a.  Initial Term and Extension.  The initial term of employment under this
         --------------------------
Agreement shall be from April 10, 1995 to December 31, 1995. As of January 1, 1996 and as of each January 1st thereafter, the Term of this Agreement may be extended by the Board of Directors, or its authorized representative, for one additional year beyond the then-current expiration date. Reference herein to the "Term of this Agreement" shall include the term as so extended. If the Board of Directors, or its authorized representative, fails at any time to extend the Term of this Agreement, then this Agreement shall automatically expire at the then-current expiration date.

     b.  Consequences of Non-Extension.  If this Agreement is not extended as
         -----------------------------
provided in Section 5a above, on the expiration of the Term of this Agreement, the Employee shall be deemed to be employed by the Bank for no specific term and the Employee's rights as an employee of the Bank shall be no less than those provided by the laws of the State of California and the laws of the United States provided, however, that such post expiration employment may be terminated at any time by the Employee or by the Board, or its authorized representative, with or without cause by delivery to the Employee of a written notice (the "Termination Notice") of such termination.

     6.  Vacations.  At such reasonable times as the Board, or its authorized
         ---------
representative, shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself or herself voluntarily from the performance of his or her employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

     a.  Basic Vacation.  The Employee shall be entitled to an annual paid
         --------------
vacation of 20 days per year.

     b.  Timing of Vacation.  Vacations shall be scheduled in a reasonable
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manner by the Employee and subject to the Bank's needs, except that the Employee shall take not less than ten (10) days vacation consecutively in each calendar year.

     7.  Termination of Employment.
         -------------------------

     a.  Termination by Bank.  The Employee's employment under this Agreement
         -------------------
may be terminated, with or without cause, at any time by the Board, or its authorized representative, by delivery to the Employee of a written notice (the "Termination Notice") of such termination. The Termination Notice shall state the effective date of such termination and whether such termination is for "cause," as defined in Section 7a(1), or without cause pursuant to Section 7a(2). Unless the Termination Notice states that the termination is for cause and states with reasonable particularity the cause, the termination shall be deemed to be without cause pursuant to Section 7a(2). In the event an arbitrator appointed pursuant to Section 14 of this Agreement determines that a purported termination for cause was in fact without proper cause, the termination shall nonetheless be effective, but the Employee shall, be entitled to the severance payment pursuant to Section 7a(2) hereof.

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     (1) Termination by Bank for Cause.  The Employee's employment under this
         -----------------------------
Agreement may be terminated at any time by the Board, or its authorized representative, for "cause," which shall include, but not be limited to, the items specified in 12 C.F.R. (S) 563.39 and the following:

     (a) The commission by the Employee of an act of misconduct (including, but not limited to, the violation of any law, rule, regulation or cease and desist order applicable to the Employee or the Bank), or an act which constitutes a conflict of interest with the Bank or its stockholders, or a breach of a fiduciary duty owed by the Employee;

     (b) The Employee's breach of this Agreement, dishonesty, incompetence, willful misconduct, habitual absence from work, failure to perform duties, or negligence or incompetence in the performance of stated duties;

     (c) The Employee's becoming physically or mentally incapable of performing the essential functions of his employment position; or

     (d) Any criminal conviction of the Employee (other than for a minor traffic violation or similar offense), whether or not in the line of duty.

In the event of termination for cause under this Section 7a(1), the Employee shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

     (2) Termination by Bank Without Cause.  The Employee's employment under
         ---------------------------------
this Agreement may be terminated at any time by the Board, or its authorized representative, without cause; provided, however, that unless the termination of this Agreement is for "cause," as set forth in Section 7a(1), or pursuant to Sections 7b, 7c, 7d, or 9, then, upon such termination, in addition to any benefits that had accrued to the date of termination but in lieu of any rights or benefits that would have accrued following such termination, the Employee shall be entitled, upon execution of a release acceptable to the Board, or its authorized representative, to a lump sum severance payment pursuant to the following schedule:

          Length of Service                          Severance Pay
          -----------------                          -------------
(from most recent hire date)
Up to six months                                    0 months salary
Six months to two years                             6 months salary
More than two years                                 12 months salary

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     b.  Termination by the Employee.  This Agreement may be terminated by the
         ---------------------------
Employee at any time upon 90 days written notice to the Bank or upon such shorter period as may be agreed upon between the Employee and the Board.

     c.  Termination by Death.  In the event of the death of the Employee during
         --------------------
the Term of this Agreement, the Employee's estate, or such person as the Employee may have previously designated in writing for group insurance purposes, shall be entitled to receive the salary due the Employee through the last day of the calendar month in which his death shall have occurred.

     d.  Suspension or Termination by Regulatory Action.
         ----------------------------------------------
     (1) Suspension.  If the Employee is suspended from office and/or
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temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C.(S)1818(e)(3); (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of the obligations which were suspended, but vested rights of the parties shall not be affected.

     (2) Removal.  If the Employee is removed from office and/or permanently
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prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8 (e)(4) or (g)(1) of the FDIA, 12 U.S.C.(S)1818(e)(4);
(g)(1), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

     (3) Termination on Default.  If the Bank becomes in default (as defined in
         ----------------------
Section 3(x)(1) of the FDIA, 12 U.S.C.(S)1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

     (4) Supervisory Assistance or Merger. All obligations under this Agreement
         --------------------------------
shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA, 12 U.S.C.(S)1823(c); or (ii) by the Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

     8.  Disability.  If the Employee shall become disabled or incapacitated to
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the extent that in the judgment of the Board, or its authorized representative, he or she is unable to perform the essential functions of his or her employment position, he or she shall be entitled to receive disability benefits of the type provided for other executive employees of the Bank. In such event, any rights of the Employee to receive the salary provided in Section 2 of this Agreement shall be suspended until the Employee is able to fully perform his or her duties.

     9.  Change in Control.  If during the Term of this Agreement, there is a
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"change in control," as hereinafter defined, of the Bank or of any company holding more than 50 percent of the outstanding Common Stock of the Bank ("Holding Company"), the Employee shall be entitled upon execution of a release acceptable to the Board or its authorized representative to a severance payment in the event the Employee's employment is terminated, other than for "cause" as set forth in Section 7a(1) or pursuant to Sections 7b (except as provided below), 7c, or 7d, within twenty-four (24) months after the change in control. The amount of this payment shall equal One Hundred Thirty percent (130%) of the Employee's annual salary as of the date of termination and shall be in lieu of any severance payment that would be due Employee under Section 7a(2); provided, however, that in no event shall the amount of such payment combined with other payments to be paid upon Employee's termination or upon said change in control, exceed two hundred ninety-nine percent (299%) of the employee's "base amount" of compensation, as discussed in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or such other amount as would from time to time constitute an excess parachute payment nondeductible or taxable respectively under Code Sections 280G or 4999 as they may be amended. Except as provided above, such termination or severance payment shall be in addition to all other amounts payable to the Employee pursuant to this Agreement, provided, however, that the amount of termination or severance payment described in the preceding sentence shall be reduced to the extent that such additional amounts are included in the computation of the payment described in Section 280G(b)(2) of the Code. This termination or severance payment shall also be made in the case of a termination of employment by the Employee pursuant to Section 7b of this Agreement within twenty-four (24) months after a change in control because during such twenty-four (24) month period there has been a material diminution of or interference with the Employee's duties, responsibilities and benefits as a Senior Vice President and Credit Administrator of the Bank. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Employee, shall constitute such diminution or interference unless consented to in writing by the Employee: (i) a change in the principal workplace of the Employee to a location more than 25 miles from the Bank's main office; or (ii) a reduction or adverse change in the salary, or benefits which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of senior management of the Bank or Holding Company.

     Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     The term "change in control" is defined solely as any acquisition of control of the Bank or the Holding Company (other than pursuant to the Conversion or by a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or Holding Company), as defined in 12 C.F.R.
(S) 574.4, or any successor regulation, which would require the filing of an application for acquisition of control or notice of change in control as set forth in 12 C.F.R. (S) 574.3, or any successor regulation.

     10.  Successors and Assigns.  The terms, provisions, covenants, and
          ----------------------
conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Employee may not sell, assign, pledge, hypothecate or otherwise transfer this Agreement or any part thereof without the prior written consent of the bank, which consent may be withheld by the Bank for any reason it deems appropriate. "Successors and assigns" shall mean, in the case of the Bank, any successor pursuant to a merger, consolidation or sale or transfer of all or substantially all of the assets of the Bank.

     11.  Indemnification.  The Bank hereby agrees that the Bank shall indemnify
          ---------------
the Employee to the fullest extent permitted by Section 545.121 of the Rules and Regulations for Federal Associations, as such section may be amended.

     12.  Disclosure of Information.  Employee recognizes that as an executive
          -------------------------
of the Bank, Employee occupies a position of trust with respect to much business information of a secret or confidential nature which is the property of the Bank and which will be imparted to Employee from time to time in the course of Employee's duties. Employee therefore agrees that Employee shall not at any time, whether in the course of his or her employment or thereafter, use or disclose directly or indirectly to any person outside the Bank any of such information, except as required in the ordinary course of Employee's duties under this Agreement.

     13.  Arbitration.  The parties hereby agree that any controversy or dispute
          -----------
arising out of or relating to this Agreement shall be resolved pursuant to this
Section 13.

     a.  Agreement to Negotiate.  Prior to submitting any controversy, dispute
         ----------------------
or claim arising out of, or relating to, this Agreement to arbitration, the parties hereto agree to observe the following procedures:

     (1) The party desiring to submit any such controversy, dispute or claim to arbitration (the "claimant") first shall give written notice thereof to the other party (the "recipient") setting forth in detail the pertinent facts and circumstances relating to such controversy, dispute or claim;

     (2) The recipient shall have a period of fifteen (15) days in which to consider the controversy, dispute or claim which is the subject of the notice and to furnish in writing to the claimant a written statement of the recipient's position;

     (3) Within seven days of claimant's receipt of recipient's written statement, the parties shall meet in an effort to resolve amicably any differences which may exist and, failing such resolution, either or both of the parties shall have the right to submit the matter to arbitration.

     b.  Procedure for Arbitration.
         -------------------------

     (1) The parties hereby agree that any controversy, dispute or claim arising out of, or relating to, this Agreement, or breach of this Agreement, including disputes concerning termination of this Agreement, shall be settled by arbitration in San Mateo, California. This agreement to arbitrate shall be specifically enforceable. Judgment upon any award rendered by an arbitrator may be entered in any court having jurisdiction.

     (2) Any demand for arbitration must be served on the other party within forty-five (45) days of the act or omission giving rise to the controversy, dispute or claim.

     (3) There shall be one impartial arbitrator chosen by the Bank from a list procured from the California Mediation and Conciliation Service.

     (4) The arbitrator shall not extend, modify or suspend any of the terms of this Agreement.

     (5) The decision of the Arbitrator within the scope of the submission shall be final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder is hereby waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award.

     (6) Employee agrees that such arbitration shall be the exclusive forum for any controversy, dispute or claim arising out of or relating to this Agreement, or breach or termination of this Agreement. Employee further expressly agrees that in arbitration his or her exclusive remedy shall be a money award not to exceed the amount of wages he or she would have earned under this Agreement but for the alleged violation and the Employee shall not be entitled to any other remedy, at law or in equity, including but not limited to reinstatement, other money damages, punitive damages and/or injunctive relief.

     (7) Each party shall pay such party's own attorney or other representative, and the expenses of such party's witnesses and all other expenses connected with his case. Other costs of the arbitration, including the cost of any record or transcript of the arbitration, administrative fees, arbitrator's fees, and all other fees and costs, shall be borne equally by the parties.

     14.  General Provisions.
          ------------------

     a.  Notices.  Any notice, request, demand or other communication required
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or permitted hereunder shall be deemed to be properly given when personally served in writing and when deposited in the United States mail, registered or certified, postage prepaid, addressed to the party at the last address supplied to the sending party by the addressed party.

     b.  Waiver.  The waiver by any party of a breach of any provision of this
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Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

     c.  Entire Agreement.  This Agreement contains the entire agreement of the
         ----------------
parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Bank. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

     d.  Amendments.  No amendments or additions to this Agreement shall be
         ----------
binding unless in writing and signed by both parties, except as herein otherwise provided.

     e.  Paragraph Headings.  The paragraph headings used in this Agreement are
         ------------------
included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     f.  Severability.  The provisions of this Agreement shall be deemed
         ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     g.  Governing Law.  Except where federal law governs, this Agreement is to
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be governed by and construed under the internal substantive laws of the State of
California (and not under conflict of law principles) as such laws apply to contracts made and to be performed entirely in the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                                     BAY VIEW FEDERAL BANK,
                                     A Federal Savings Bank


                                         /s/ James E. Tecca
                                     By: -------------------------------------
                                         Name: James E. Tecca
                                         Title: Acting President and Chief
                                                Executive Officer


                                     THE EMPLOYEE


                                     /s/ John N. Buckley
                                     ----------------------------------------
                                     JOHN N. BUCKLEY



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